UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

ECO  BUILDING  PRODUCTS,  INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 West Vista Way,
Vista, CA 92083
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 760-732-5826

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 10, 2014, Eco Building Products, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to supplement the terms in the most recent Supplier Buying Agreement dated November 4, 2014 (the “Supplier Agreement”) with The Home Depot, a Delaware corporation (“Home Depot”). Prior to this Amendment, the Company and Home Depot agreed to an initial ninety (90) day pilot test to sell the Company’s products in ten (10) Home Depot retail stores located in the Northeast United States (the “Initial Pilot”).

Pursuant to this Amendment, the Company and Home Depot agreed to expand the sale of the Company’s products from ten (10) stores in the Initial Pilot to one hundred and four (104) Home Depot retail stores located in the Northeast United States (the “Second Pilot”).  Moreover, unlike the Initial Pilot, the Second Pilot is not limited to ninety (90) days, but is for an indefinite period.  In Connection with the Amendment, Home Depot will have the exclusive right in the United States and its territories and possessions to sell the Company’s products.

The foregoing descriptions of the Supplier Agreement and Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Supplier Buying Agreement November 4, 2014.*
10.2	Amendment No. 2 to the Supplier Buyer Agreement dated February 10, 2014.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC

Date: February 13, 2014	By:	/s/ Steve Conboy
Steve Conboy
Chief Executive Officer